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                                 EMPLOYMENT AGREEMENT

    This Employment Agreement ("Agreement") is dated as of January 1, 1996, between SenDx Medical, Inc., a California corporation ("Company"), and Doug Hillier ("President and Chief Executive Officer"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                      ARTICLE I

1.  EMPLOYMENT

    The company hereby employs Executive, and Executive accepts employment with the Company upon the terms and conditions herein set forth.

         1.1 EMPLOYMENT. The Company hereby employs Executive, and Executive agrees to serve as the Company's President and Chief Executive officer during the term of this Agreement, and as such shall assume, subject to the powers of the Company's Board of Directors, general and active supervision and management over the business of the Company and over its several officers, assistants, agents and employees. Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

         1.2 TERM. The employment of Executive by the Company under the terms and conditions of this Agreement will commence on the date hereof and will continue for a period of two (2) years unless renewed or terminated sooner in accordance with the provisions hereof.

         1.3  SERVICE DATE.   Executive shall be reinstated for seniority
purposes to his original hire date by the predecessor company, PPG Industries, Inc., such date being June 6, 1988.

                                      ARTICLE 11

2.  COMPENSATION

         2.1 ANNUAL SALARY. During the employment of Executive, the Company shall pay to Executive a base salary at the annual rate of at least $175,000 (the "Base Salary"), payable on the Company's regular payroll dates. Salary may be reviewed annually, at the discretion of the Board of Directors.

         2.2 INCENTIVE COMPENSATION. In addition to Executive's Base Salary, Executive shall be entitled to receive additional incentive compensation (the "Incentive Compensation"), up to a maximum amount of $30,000 for calendar year 1995 and $80,000 for calendar year 1996, based on the achievement of certain incentive goals established by


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the Board of Directors of the Company for such calendar years as set forth on
Exhibit A.

    The NON FINANCIAL incentive goals and financial incentive goals Incentive Compensation earned by Executive during a year, if any, shall be payable to Executive within thirty (30) and ninety (90) days, respectively, following the end of such year.

         2.3 STOCK OPTIONS. Upon the execution of this Agreement, Executive shall be granted incentive stock options to purchase 150,000 shares (the "Options") of the Company's Common Stock pursuant to the terms of the Company's Stock Option Plan and Executive shall enter into the Company's standard form Stock Option Agreement with respect thereto (the "Option Agreement"). The Options shall be exercisable at $0.50 per share, the fair market value of the Company's Common Stock on the date hereof, shall vest 20% a year beginning on the first anniversary of the date of grant and each anniversary thereafter, and shall have a maximum term of ten (10) years. Upon the successful completion of an initial public offering of the Company's Common Stock (the "IPO") during the term of Executive's employment with the Company, provided that the total valuation of the Company at the time of the IPO is at least $100 million dollars, the first 50,000 of the Options scheduled to vest, to the extent not yet vested, shall immediately become exercisable with 50,000 of the remaining Options similarly accelerating and vesting 25,000 on the first anniversary of the IPO and 25,000 on the second anniversary of the IPO. The last 50,000 Options scheduled to vest accelerate and become vested upon the Company achieving two (2) consecutive quarters of profitability.

         2.4 REIMBURSEMENT OF EXPENSES. Executive shall be entitled to receive prompt reimbursement of all reasonable and necessary expenses incurred by Executive in performing services hereunder, (including, but not limited to, use of a car phone) provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         2.5 BENEFITS. Executive shall be entitled to participate in and be covered by health, insurance, pension and other employee plans and benefits currently established for the employers of the Company (collectively referred to as the "Company Benefit Plans") on the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

         2.6 VACATIONS AND HOLIDAYS. During Executive's employment with the Company, Executive shall be entitled to an annual vacation leave of two (2) weeks at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

         2.7 CAR ALLOWANCE. Executive shall be reimbursed for reasonable car lease expenses, such reimbursement to be made on a monthly basis and shall not exceed $500.00.


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                                     ARTICLE  III

3.  TERMINATION

              3.1 For purposes of this Article III, the following definitions shall apply to the terms set forth below:

                   (a)  CAUSE.  "Cause" shall include the following:

                   (i) habitual neglect or insubordination (defined as a refusal to execute or carry out directions from his supervisor) where Executive has been given written notice of the acts or omissions constituting such neglect or insubordination and Executive has failed to cure such conduct, where susceptible to cure, within thirty (30) days following notice;

                   (ii) conviction  of   any   felony   or   any   crime
    involving moral turpitude;

                   (iii) participation in any proven fraud against the Company;

                   (iv) willful and material breach of Executive's duties to the Company, including but not limited to theft from the Company, failure to fully disclose personal pecuniary interest in a transaction involving the Company, violation of the Company's authority limits on commitments, trading, controls and notification;

                   (v) intentional material damage to any property of the Company;

                   (vi) conduct by Executive which in the good faith, reasonable determination of the Board demonstrates gross unfitness to serve, including but not limited to gross neglect, non-prescription use of controlled substances, any abuse of controlled substances whether or not by prescription, or habitual drunkenness, intoxication, or other impaired state induced by consumption of any drug, including alcohol; or

                   (vii) material breach by the Executive of any agreement with the Company concerning non-competition or the confidentiality of trade secrets or proprietary or other information.

         (b) DISABILITY. "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to two (2) consecutive months excepted; provided, however, that any new period of incapacity or


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absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or, in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

         (c) CHANGE IN CONTROL . "Change in Control" shall mean the occurrence of one or more of the following events:

              (i) any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (collectively, a "Person"), after the IPO acquires shares of capital stock of the Company representing more than thirty percent (30%) of the total number of shares of capital stock that may be voted for the election directors of the Company;

              (ii) a merger, consolidation or other business combination of the Company with or into another Person is consummated, or all or substantially all of the assets of the Company are acquired by another Person, as a result of which the stockholders of the Company immediately prior to the consummation of such transaction own, immediately after consummation of such transaction, equity securities possessing less than seventy percent (70%) of the voting power of the surviving or acquiring Person (or any Person in control of the surviving or acquiring Person), the equity securities of which are issued or transferred in such transaction;

              (iii) as the result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or combination thereof cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

              (iv) the stockholders of the Company approve a plan of complete liquidation, dissolution or winding up of the Company or an agreement for the sale or other disposition of all, or substantially all of the assets of the Company; or

              (v) the adoption of a resolution by the affirmative vote, of not less than two-thirds of the members of the Board of Directors who are members immediately prior to any Change in Control, which resolution shall state that, in the good faith determination of the Board of Directors, a Change in Control of the Company has occurred.


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         Notwithstanding anything to the contrary set forth in this definition, if a transaction that would otherwise create or result in a Change in Control of the Company is approved by the affirmative vote of not less than two-thirds of the members of the Board of Directors of the Company, who are members of the Board of Directors immediately prior to any Change in Control, then no Change in Control of the Company shall be deemed to have occurred for the purposes of this Agreement.

         3.2 TERMINATION BY COMPANY. The Company may terminate Executive's employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be the date of notice of termination if for Cause and thirty (30) days subsequent to written notice of termination for any reason other than Cause; however, the Company may elect to have Executive leave the Company immediately.

         3.3 TERMINATION BY EXECUTIVE. Executive may terminate this Agreement upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

         3.4 DEATH OR DISABILITY OF EXECUTIVE. This Agreement shall terminate immediately upon the death or Disability of Executive (the "Effective Date").

         3.5  SEVERANCE BENEFITS RECEIVED UPON TERMINATION.

              (a) If Executive's employment is terminated by the Company for Cause, or Executive terminates this Agreement, then the Company shall pay Executive his Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations to Executive under this Agreement.

              (b) Except as otherwise provided in Section 3.5(c) below, if Executive's employment is terminated by the Company without Cause, then the Company shall provide Executive:

                   (i) salary continuation in an amount equal to Executive's then Base Salary for a period of five (5) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                   (ii) health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of five (5) months, subject to any employee contribution provisions as defined in the Company Benefit Plans.


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    Subsequent health insurance benefits will be in accordance with COBRA.

              (c) If within eighteen (18) months of a Change in Control Executive's employment is terminated by the Company without Cause, then the Company shall provide Executive:

                   (i) salary continuation in an amount equal to Executive's then Base Salary for a period of five (5) months commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                   (ii) health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of five (5) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA.

              (d) If Executive's employment is terminated by the Company as a result of Disability, then the Company shall provide Executive:

                   (i) salary continuation in an amount equal to Executive's then Base Salary for a period of five (5) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                   (ii) health insurance coverage as then in effect for Executive his spouse and dependent children for a period of two (2) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA.

              (e) If Executive's employment is terminated by the Company as a result of death, then the Company shall provide, Executive's spouse or estate health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of five (5) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Health insurance benefits subsequent to the salary continuation period will be in accordance with COBRA.

                                      ARTICLE IV

4.  GENERAL PROVISIONS

         4.1 NOTICE. For purposes of this Agreement, notices and all other communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:


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              If to the Company:  SenDx Medical, Inc.
                                  1945 Palomar Oaks Way
                                  Carlsbad, CA  92009
                                  Attn: Chief Financial Officer
              If to Executive:    Doug Hillier
                                  30582 Marbella Vista
                                  San Juan Capistrano, CA  92675

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         4.2 PROPRIETARY INFORMATION AND INVENTIONS. Contemporaneously with the execution of the Agreement, Employee shall execute a Proprietary Information and Inventions Agreement in the form attached as Exhibit B hereto. The terms of said agreement are incorporated by reference in this Agreement, and Employee agrees to be bound thereby.

         4.3 NO WAIVERS. No provision of the Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         4.4. BENEFICIAL INTERESTS. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representative, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

         4.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         4.6 SEVERABILITY OR PARTIAL INVALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         4.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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         4.8  LEGAL FEES AND EXPENSES.  Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

         4.9 ENTIRE AGREEMENT. This Agreement, along with the Proprietary Information and Inventions Agreement by and between Executive and Company of even date herewith (the "Proprietary Information Agreement"), constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement, along with the Proprietary information Agreement, is intended by the parties as the final expression of their agreement with respect to such terms as are included herein and therein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, along with the Proprietary Information Agreement, constitutes the complete and exclusive statement of their terms and that no extrinsic evidence may be introduced in any judicial proceeding involving such agreements.

         4.10 ASSIGNMENT. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 4.9, the Company may assign or delegate its rights, duties, and obligations hereunder to any Affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization or other business combination or by acquisition of all or substantially all of the assets of the Company.

         4.11 ARBITRATION. Any controversy, dispute, claim or other matter in question arising out of or relating to this Agreement shall be settled, at the request of either party, by mediation with the American Arbitration Association ("AAA"), then if unsuccessful, mediation with the Commercial Arbitration Rules. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and expectations:

              (a) Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be a panel of three
(3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.

              (b)  Reasonable discovery shall be allowed in arbitration.

              (c)  Except as otherwise provided in Section 4.8 hereof, the costs


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and fees of the arbitration shall be allocated by the arbitrators.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                   "Company"

                   SenDx Medical, Inc., a California corporation



                   By:
                        -----------------------------------

                   Its:
                        -----------------------------------



                   "Executive"



                     /S/ DOUGLAS HILLIER
                   ---------------------------------
                   Douglas Hillier


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                                      EXHIBIT A
                                      ---------

                         INCENTIVE COMPENSATION CALENDAR 1995
                         ------------------------------------

    In any event, the Board has the right to extend incentive goals into the following year.

    The incentive compensation goals and maximum amount of Incentive Compensation Executive may earn for the achievement of such goals, subject to the $30,000 limitation set forth in Section 2.2, for the 1995 calendar year are set forth below:
                                                            MAXIMUM INCENTIVE
INCENTIVE GOALS                                                 COMPENSATION
- -----------------------------------------------------------------------------
Submissions of 510K for the StatPal III on or before                 $ 5,000
September 30, 1995.

FDA 510K approval of the StatPal III, to be carried into             $ 5,000
first two months of 1996 if applicable.

Successful completion of an initial public offering of the           $ 5,000
Company's Common Stock, to be carried over into the first two months of 1996 if applicable.

Discretionary amount based on the overall performance of the         $15,000
Executive, including the successful moving of the Company's facilities and a strong operation plan for 1996, as determined in the sole discretion of the Company's Board of Directors.


                                    CALENDAR 1996
                                    -------------

    The incentive compensation goals and maximum amount of Incentive Compensation Executive may earn for the achievement of such goals, subject to the $80,000 limitation set forth in Section 2.2, for the 1996 calendar year shall be defined and agreed upon prior to December 31, 1995.









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